Exhibit 99.1

atai Life Sciences Announces Key Leadership Appointments as it Advances its Pipeline of Novel Psychedelic Therapeutics for Mental Health

-     Srinivas Rao M.D., Ph.D. succeeds as sole Chief Executive Officer

-     Kevin Craig, M.D. promoted to Chief Medical Officer

-    Glenn Short, Ph.D. promoted to Chief Scientific Officer

-    Gerd Kochendoerfer Ph.D. joins as Chief Operating Officer

NEW YORK and BERLIN, January 10, 2025 – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, today announced key leadership appointments to advance its goal of delivering novel mental health therapeutics. Srinivas Rao M.D., Ph.D., has assumed the role of sole Chief Executive Officer (CEO), joined by the promotions of Kevin Craig, M.D., to Chief Medical Officer (CMO), Glenn Short, Ph.D., to Chief Scientific Officer (CSO) and the appointment of Gerd Kochendoerfer, Ph.D., as Chief Operating Officer (COO).

“We have strengthened our leadership team at a pivotal time as we advance VLS-01 and EMP-01 into Phase 2 clinical trials,” stated Dr. Srinivas Rao, CEO and Co-founder of atai. “Kevin, Glenn and Gerd bring exceptional expertise that will further enhance our capabilities in clinical development, scientific innovation and operational excellence. It is a privilege to lead atai during this critical phase of our evolution, supported by a world-class team of biotech and pharmaceutical experts. As we continue to focus on executing our Phase 2 clinical trials, with VLS-01 now screening patients, we look forward to the Phase 2b data readout for Beckley Psytech’s BPL-003, anticipated mid-year. This is a key milestone and an important step towards the potential of commercially scalable short-duration psychedelic therapies for people with treatment-resistant depression.”

As announced in May 2024, Co-Founder Srinivas Rao, M.D., Ph.D., was promoted to Co-CEO effective June 1, 2024, and assumed the role of CEO on January 1, 2025. Dr. Rao has over 24 years of diverse biotechnology and pharmaceutical experience, having held the titles of Chief Scientific, Medical, and Executive Officer at companies ranging from venture-backed startups to vertically integrated, publicly traded pharmaceutical companies.

Kevin Craig, M.D., has been named CMO to head clinical development for VLS-01 (buccal film DMT) and EMP-01 (R-MDMA). Dr. Craig served as atai’s Senior Vice President of Clinical Development since July 2023 and he leads the entirety of atai’s clinical-stage research & development effort, clinical development, patient safety, clinical operations, regulatory affairs, biostatistics and all other clinical functions. Dr. Craig has been a member of atai’s leadership team since 2021, and he has over 20 years of clinical experience, with 13 years in the industry and a decade in clinical and academic settings. Prior to joining atai, he was Head of Early Clinical Development at Jazz Pharmaceuticals (formally GW Pharmaceuticals) where he was responsible for the design and execution of rapid decision-making clinical trials across the early neuroscience pipeline. Before joining the industry, Dr. Craig held a faculty appointment at the Behavioral and Clinical Neuroscience Institute at the University of Cambridge and has published widely on cognition and brain imaging in mental health. He received his medical degree from the University of the Witwatersrand, South Africa, and his MPhil from the University of Cambridge. He was trained in Psychiatry in Cambridge, UK and is a UK board-certified psychiatrist.

Glenn Short, Ph.D., has been named CSO to lead atai’s research programs including discovery, nonclinical pharmacology, preclinical development and Chemistry, Manufacturing & Controls and to advance internally discovered, novel 5-HT2AR agonists with non-hallucinogenic potential. Dr. Short has served as Senior Vice President of Early Development since August 2022 has been a member of atai’s leadership team since 2019. He has over 20 years of industry and research experience and has been involved in numerous programs that leverage cutting-edge biotechnologies to develop new therapies to address unmet medical needs in oncology, immunology, neurological disease, and pain. Dr. Short holds a Ph.D. in Chemistry from the University of Virginia and conducted his postdoctoral training in Molecular Biology at Massachusetts General Hospital/Harvard Medical School in Boston.

Gerd Kochendoerfer, Ph.D., has been named COO to foster strategic alignment and operational excellence as the company progresses its key clinical programs. Dr. Kochendoerfer has more than 25 years of experience in leadership roles across the pharmaceutical and biotech sectors. He has a strong track record in drug development, corporate development and team leadership. Dr. Kochendoerfer has led technology innovation, pipeline growth, and strategic alliances, as well as overseeing business operations and quality infrastructure. Prior to joining atai, he was COO at NFlection Therapeutics, Inc. and Senior VP and Head of Operations at PellePharm Inc., a BridgeBio company. He also held leadership positions at Depomed Inc., FibroGen Inc., and Gryphon Therapeutics, Inc. Dr. Kochendoerfer holds a Ph.D. in Chemistry from UC Berkeley, is an inventor on multiple patents and has published more than 25 papers in peer-reviewed literature.

About VLS-01 (buccal film DMT)
VLS-01 (VLS-01-BU) is a proprietary oral transmucosal film formulation of N,N-Dimethyltryptamine (DMT) applied to the buccal surface, being developed for people living with treatment-resistant depression (TRD). Pharmacologically, DMT is a partial agonist of the 5-HT 1A/2A/2C receptors, developed to induce a short duration of psychedelic effect. Clinical evidence suggests that a single administration of intravenous (IV) DMT results in rapid-acting and durable antidepressant effects in patients with major depressive disorder. The buccal film formulation is designed with the aim to eliminate the need for IV administration, provide improved pharmacokinetics (PK) compared to such route of administration, and maximize the therapeutic potential to fit into the established two-hour in-clinic treatment paradigm. atai is conducting a Phase 2, multicenter, double-blind, randomized, placebo-controlled, trial to assess the efficacy, safety and tolerability of multiple doses of VLS-01 in people with TRD. Topline data from the Phase 2 study is anticipated in the first quarter of 2026.

About EMP-01 (R-MDMA)
EMP-01 is a proprietary oral formulation of the R-enantiomer of 3,4-Methylenedioxymethamphetamine (MDMA) being developed for the treatment of social anxiety disorder (SAD). EMP-01's pharmacology is more targeted than racemic MDMA, preferentially targeting the serotonergic system with less activation of other biological targets associated with some side effects observed with racemic MDMA. In a Phase 1 clinical trial, EMP-01 was safe and well-tolerated and found to produce subjective experiences and altered states that were more similar to those of classic psychedelics than racemic MDMA, with participants also reporting having an introspective experience, emotional breakthroughs, and increased self-compassion. atai plans to initiate an exploratory Phase 2a placebo-controlled clinical trial in the first quarter of 2025 to assess the safety and efficacy of two doses of EMP-01 in adults with SAD. Topline data from the Phase 2a study is anticipated in the first quarter of 2026.

About atai Life Sciences
atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. The Company was founded in response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to developing novel, evidence-based therapeutics to treat depression, anxiety and other mental health disorders. atai's vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life. For more information, please visit www.atai.life.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements relating to our expectations relating to management and our leadership team; our business strategy and plans; the potential, success, cost and timing of development of our product candidates, and the product candidates of those companies we invest in, including the progress of preclinical and clinical trials and related milestones such as VLS-01 and EMP-01 and the anticipated data readout for BPL-003; and the plans and objectives of management for future operations, research and development and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 28, 2024, as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information
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IR@atai.life

Media Contact:
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